As filed with the Securities and Exchange Commission on June 16, 2005

Registration No. 333-79559

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 2 to Form S-8
Registration Statement
Under
The Securities Act of 1933

BORDERS GROUP, INC.
(Exact name of registrant as specified in its charter)

Michigan	38-3294588
(State or other jurisdiction	(I.R.S. Employer Identification No.)
of incorporation or organization)

100 Phoenix Drive
Ann Arbor, Michigan 48108
(Address of principal executive offices) (Zip Code)

Borders Group, Inc. Management Stock Purchase Plan
Borders Group, Inc. Stock Option Plan
Borders Group, Inc. Employee Stock Purchase Plan
Borders Group, Inc. Director Stock Plan
Borders Group, Inc. 401(k) Plan
Borders Group, Inc. Savings Plan for Employees Working in Puerto Rico,
as Amended and Restated Effective January 1, 2005
(Full title of the plans)

Thomas D. Carney, Esq.
Vice President, Secretary and General Counsel
Borders Group, Inc.
100 Phoenix Drive
Ann Arbor, Michigan 48108
(734) 477-1100
(Name, address and telephone number, including area code, of agent for service)

EXPLANATORY STATEMENT

On December 30, 1999, Borders Group, Inc. (the “Registrant”) filed with the Securities and Exchange Commission Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 (No. 333-79559) filed on May 28, 1999 (together, the “Registration Statement”). Post-Effective Amendment No. 1 to the Registration Statement was filed to add the Borders Group, Inc. Savings Plan for Employees Working in Puerto Rico (the “Puerto Rico Plan”) to the Registration Statement and to adjust the allocation of the shares of the Registrant’s common stock that were covered by the Registration Statement by reducing the number of shares allocated to the Borders Group, Inc. 401(k) Plan by 1,000 shares and allocating such 1,000 shares to the Puerto Rico Plan.

The purpose of this Post-Effective Amendment No. 2 is to terminate the registration of all remaining 651 shares and an indeterminate amount of interests issuable but not issued pursuant to the Puerto Rico Plan because the Puerto Rico Plan, as amended and restated effective January 1, 2005, does not offer employees the option to invest directly in the Registrant’s common stock.

This Post-Effective Amendment No. 2 does not affect the registration of the shares and interests in the Borders Group, Inc. Management Stock Purchase Plan, the Borders Group, Inc. Stock Option Plan, the Borders Group, Inc. Employee Stock Purchase Plan, the Borders Group, Inc. Director Stock Plan or the Borders Group, Inc. 401(k) Plan.

SIGNATURES
The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ann Arbor, State of Michigan, on this 16th day of June, 2005.

BORDERS GROUP, INC.

By: /s/ Edward W. Wilhelm
Edward W. Wilhelm
Senior Vice President and Chief Financial
Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date
/s/ Gregory P. Josefowicz	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	June 16, 2005
Gregory P. Josefowicz
/s/ Edward W. Wilhelm	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 16, 2005
Edward W. Wilhelm
*	Director	June 16, 2005
Joel J. Cohen
*	Director	June 16, 2005
Amy B. Lane
*	Director	June 16, 2005
Victor L. Lund
*	Director	June 16, 2005
Dr. Edna Greene Medford
*	Director	June 16, 2005
Lawrence I. Pollock
*	Director	June 16, 2005
Beth M. Pritchard
/s/ Thomas D. Carney
* Thomas D. Carney as attorney-in-fact pursuant to Power of Attorney granted in Registration Statement 333-79559

The Plan. Pursuant to the requirements of the Securities Act of 1933, Borders Group, Inc., as the administrator of the Borders Group, Inc. Savings Plan for Employees Working in Puerto Rico, as amended and restated effective January 1, 2005, has duly caused this Post-Effective Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ann Arbor, State of Michigan, on this 16th day of June, 2005.

BORDERS GROUP, INC. SAVINGS PLAN
FOR EMPLOYEES WORKING IN PUERTO
RICO, AS AMENDED AND RESTATED
EFFECTIVE JANUARY 1, 2005

BORDERS GROUP, INC.

By: /s/ Edward W. Wilhelm
Edward W. Wilhelm
Senior Vice President and Chief Financial
Officer